EXHIBIT 10.2

                          PROMISSORY NOTE
                          ---------------

PRINCIPAL AMOUNT: $3,300,000.00         DATE OF NOTE: MAY 7, 2008

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PROMISE TO PAY. Pismo Coast Village, Inc., ("Borrower") promises to pay to Santa Lucia Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Million Three Hundred Thousand & 00/100 Dollars ($3,300,000.00), together with interest on the unpaid principal balance from May 7, 2008, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule: 12 monthly consecutive interest payments, beginning June 7, 2008, with interest calculated on the unpaid principal balances at an interest rate based on the Prime Rate as Published in the Wall Street Journal (currently 5.000%), plus a margin of 0.500 percentage points, resulting in an initial interest rate of 5.500%; 107 monthly consecutive principal and interest payments in the initial amount of $17,723.08 each, beginning June 7, 2009, with interest calculated on the unpaid principal balances at an interest rate based on the Prime Rate as Published in the Wall Street Journal (currently 5.000%), plus a margin of 0.500 percentage points, resulting in an initial interest rate of 5.500%; and one principal and interest payment of $2,957,221.42 on May 7, 2018, with interest calculated on the unpaid principal balances at an interest rate based on the Prime Rate as Published in the Wall Street Journal (currently 5.000%), plus a margin of 0.500 percentage points, resulting in an initial interest rate of 5.500%. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal is outstanding. Borrower will pay Lender at Lender's address or at such other place as Lender may designate in writing.


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VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Prime Rate as Published in the Wall Street Journal (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each Three Year Period. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 5.000% per annum. The interest rate or rates to be applied to the unpaid principal balance during this Note will be the rate or rates set forth herein in the "Payment" section. Notwithstanding any other provision of this Note, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the last payment date of the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this Note be less than 5.000% per annum or more than the lesser of 11.000% per annum or the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT: MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $100.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse" or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check


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or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:
Santa Lucia Bank, Arroyo Grande Office, P O Box 1096, 1530 East Grand Avenue, Arroyo Grande CA 93421.

LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged 5.000% of the regularly schedule payment or $5.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, the total sum due under this Note will continue to accrue interest at the interest rate under this Note, with the final interest rate described in this Note applying after maturity, or after maturity would have occurred had there been no default.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

  PAYMENT DEFAULT. Borrower fails to make payment when due under this Note.

  OTHER DEFAULTS. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between the Lender and Borrower.

  ENVIRONMENTAL DEFAULT. Failure of any party to comply with or perform when due any term, obligation, covenant or condition contained in any environmental agreement executed in connection with any loan.

  FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

  INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.


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  CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of
  foreclosure proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

  EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

  CHANGE IN OWNERSHIP. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

  ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

  CURE PROVISIONS. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.


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ATTORNEY'S FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law. Lender's attorney's fees and Lender's legal expenses, whether or not there is a lawsuit, including attorney's fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of San Luis Obispo County, State of California.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instruments listed herein:

  (A) a Deed of Trust dated May 7, 2008, to a trustee in favor of Lender on real property described as "Real Property located at 775 Sheridan Road, Arroyo Grande, CA 93420" and located in San Luis Obispo County, State of California. That agreement contains the following due on sale provision: Lender may, at Lender's option, declare immediately due and payable all sums secured by the Deed of Trust upon the sale or transfer, without Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest in the Real Property; whether legal,


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  beneficial or equitable; whether voluntary or involuntary;
  whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. If any Borrower is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Borrower. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.

  (B) a Deed of Trust dated May 7, 2008, to a trustee in favor of Lender on real property described as "Real Property located at 974 Sheridan Road, Arroyo Grande CA 93420" and located in San Luis Obispo County, State of California. That agreement contains the following due on sale provision: Lender may, at Lender's option, declare immediately due and payable all sums secured by the Deed of Trust upon the sale or transfer, without Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. If any Borrower is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Borrower. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.

ARBITRATION. Borrower and Lender agree that all disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association in effect at the time the claim is filed, upon request of either party. No act to take or dispose of any


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collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provided however, that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Borrower and Lender agree that in the event of any action for judicial foreclosure pursuant to California Code of Civil Procedure
Section 726, or any similar provision in any other state, the commencement of such an action will not constitute a waiver of the right to arbitrate and the court shall refer to arbitration as much of such action, including counterclaims, as lawfully may be referred to arbitration. Judgement upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

LINE OF CREDIT. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. The following person or persons authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address, written notice of revocation of such authority:
Jay N. Jamison, CEO/General Manager of Pismo Coast Village, Inc. and Ronald L. Nunlist, Vice President of Pismo Coast Village, Inc. Borrower agrees to be liable for all sums either: 1. advanced in accordance with the instructions of any authorized person or 2. credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs.


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SUCCESSOR INTERESTS. The terms of this Note shall be binding upon
Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing specific inaccuracy(ies) should be sent to us at the following address: Santa Lucia Bank, PO box 6047, Atascadero CA 93423.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE
PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE
PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS
PROMISSORY NOTE.

BORROWER:

PISMO COAST VILLAGE, INC.

By:      JAY N. JAMISON           By:     RONALD L. NUNLIST
   ---------------------------       ---------------------------
   Jay N. Jamison, CEO/General       Ronald L. Nunlist, Vice
   Manager of Pismo Coast            President of Pismo Coast
   Village, Inc.                     Village, Inc.


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